Exhibit 3.4

VMH VIDEOMOVIEHOUSE.COM INC.

(the "Company")

SPECIAL RESOLUTION

The undersigned, being the sole member of the Company, hereby consents to and adopts the following resolutions as of the 19th day of June, 2001.

ALTERATION OF MEMORANDUM

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT :

1. the authorized capital of the Company be altered by increasing the number of Common shares without par value from 20,000,000 Common shares without par value to 200,000,000 Common shares without par value and that the Memorandum of the Company be altered accordingly.

2. the Memorandum of the Company be altered accordingly so that it is in the form attached hereto as Schedule "A".

An electronic facsimile transmission hereof signed by the undersigned will be sufficient to establish the signature of the undersigned and to constitute the consent in writing of the undersigned to the forgoing resolution and, notwithstanding the date of execution, shall be deemed to be executed as of the date set forth above.

In witness whereof the undersigned has signed this instrument.

/s/ Cal Kantonen
CALVIN KANTONEN

SCHEDULE "A"

ALTERED MEMORANDUM

(as altered by Special Resolution as of June 19, 2001)

1. The name of the Company is VMH VIDEOMOVIEHOUSE.COM INC.

2. The authorized capital of the Company consists of 200,000,000 Common shares without par value.